Exhibit 99.1

    THE MIDDLEBY CORPORATION
________________________________________________________________________________
1400 Toastmaster Drive, Elgin, Illinois 60120 o(847)741-3300 oFax(847) 741-1689


                      FOR IMMEDIATE RELEASE - 12 May 2006

Announcement Pursuant to Rule 2.4 of the UK City Code on Takeovers and Mergers
                               (the "City Code")

ELGIN, Ill.--(BUSINESS WIRE)--May 12, 2006--Middleby (NASDAQ:MIDD - News) Middleby notes the recent rise in the Enodis share price. As required by Rule
2.4 of the City Code, Middleby confirms that it had approached the board with regards to a possible offer for Enodis and requested a meeting. Following Enodis' declining to meet, Middleby has today written to Enodis to reconfirm its continued desire to meet to discuss a strategic transaction.

Middleby is currently considering its position in respect of Enodis and one option includes making a formal offer. Middleby frequently reviews potential acquisition opportunities. This is a required announcement that does not represent a change in Middleby's normal policy of not commenting on acquisition speculation.

There is no certainty that an offer will be made nor as to the terms on which any offer would be made.

Any proposal to be made to Enodis, and any potential offer by Middleby for Enodis, is subject to the UK City Code on Takeovers and Mergers (the "City Code").

As a result, any person who, alone or acting together with any other person(s) pursuant to an agreement or understanding (whether formal or informal) to acquire or control "relevant securities" (within the definition set out in the City Code) of Enodis or of Middleby, owns or controls, or becomes the owner or controller, directly or indirectly , of one per cent. or more of any class of relevant securities of Enodis or of Middleby is generally required under the provisions of Rule 8 of the City Code to notify a regulatory information service and the Panel on Takeovers and Mergers (the "Takeover Panel") by not later than 12:00 noon on the business day following the date of the transaction of every dealing in such relevant securities during the period from the date of any possible offer announcement to the date on which any offer becomes or is declared unconditional as to acceptances or lapses or is withdrawn. A copy of such notification on the appropriate form should be faxed to the Takeover Panel by that time on + 44 (0)20 7236 7013 or e-mailed to: monitoring @disclosure.org.uk. In the event of any doubt as to the application of these requirements, the Panel should be consulted on + 44 (0)20 7638 0129. Dealings by Middleby, Enodis or their respective associates (within the definition set out in the City Code) in any class of relevant securities of Enodis or Middleby referable thereto until the end of such period should also be disclosed.

Statements in this press release or otherwise attributable to the company regarding the company's business which are not historical fact are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include volatility in earnings resulting from goodwill impairment losses; variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; protection of trademarks, copyrights and other intellectual property; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company's SEC filings.

Enquiries:

Banc of America Securities - financial adviser to Middleby
     Paul Mullins, Managing Director        Tel:     +44 (0)20 7174 5343
     Geoff Iles, Associate                  Tel:     +44 (0)20 7174 4522